EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Form S-3 (File No. 333-02071) and Forms S-8 (File Nos. 33-45963, 33- 49311, 33-55079, 333-57175, 333-70921, 333-67523, 333-61138, 333-39842, 333-101395, 333-115370, 333-122650 and 333-125851) of Dow Jones & Company, Inc. of our report dated February 28, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2007